UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 7, 2017

GIGAMON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3300 Olcott Street
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 831-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Gigamon Inc. (the "Company") has renewed the lease for its Santa Clara headquarters for an additional 5 years, and secured additional space adjacent to its headquarters to accommodate current and future headcount growth.
On February 8, 2017, the Company and SFF OLCOTT, LLC, Inc., a Delaware limited liability company (“SFF Olcott”), entered into a lease agreement (the “3300 Lease Extension”) extending the lease of the Company’s headquarters located at 3300 Olcott Street, Santa Clara, California 95054 totaling approximately 105,664 rentable square feet. The term of the 3300 Lease Extension commences on April 1, 2018 for an initial term of approximately sixty-two (62) months, expiring on May 31, 2023 (such period, the “3300 Term”). The Company has an option to renew the 3300 Lease for an additional five (5) year term.
Under the terms of the 3300 Lease Extension, the Company will pay SFF Olcott base rent, a management fee, and certain insurance costs and real property taxes on a monthly basis. The monthly base rent for the first year of the 3300 Term is $273,173 and increases by 3% annually. Additionally, the Company is entitled to a tenant improvement allowance of $2,641,600 available through March 31, 2021.
On February 7, 2017, the Company and American National Insurance Company, a Texas insurance company (“ANIC”), entered into a lease agreement (the “3250 Lease”) for the lease of office space located at 3250 Olcott Street, Santa Clara, California 95054 (the “3250 Premises”) totaling approximately 45,896 rentable square feet. The term of the 3250 Lease commences on or about October 1, 2017 for an initial term of approximately ninety (90) months, expiring on March 31, 2025, subject to an early termination right effective at any time after May 31, 2023 (such period, the “3250 Term”), the initial expiration date of the 3300 Lease Extension.
Under the terms of the 3250 Lease, the Company will pay ANIC base rent and reimburse ANIC for certain costs for insurance and real property taxes on a monthly basis. The monthly base rent for the first year of the 3250 Term is $144,572 and increases by 3% annually. Additionally, the Company is entitled to a tenant improvement allowance of $2,753,760 for the initial construction of leasehold improvements in the 3250 Premises. The Company has an option to renew the 3250 Lease for an additional thirty-eight (38) month term.
The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the 3250 Lease and the 3300 Lease, respectively, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

Date:	February 13, 2017	By:	/s/ Paul B. Shinn
Paul B. Shinn
Chief Legal Officer and Senior Vice President, Corporate Development